Exhibit 10.7

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (the “Amendment”) is entered into as of July 31, 2015 by and between OXiGENE, Inc., a Delaware corporation, (the “Company”), and Dr. William Schwieterman, an individual (the “Executive”).

W I T N E S S E T H :

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated May 12, 2015 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement with respect to the tax treatment of the compensation to be paid to the Executive, as specified herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employment Agreement is amended as follows:

1. Section 7.2 of the Agreement is hereby amended by adding the following new sub-clause (d):

“(d) the Gross Up (as defined in Section 8), for the calendar year in which the termination of employment occurs.”

2. Section 7.3 of the Agreement is hereby amended by adding the following new sub-clause (e):

“(e) the Gross Up for the calendar year in which the termination of employment occurs.”

3. Section 7.4 of the Agreement is hereby deleted and replaced in its entirety with the following:

“7.4 The payments described in Sections 7.2(b), (c) and (d) and 7.3(b), (c), (d) and (e) shall be paid or commence, subject to Section 19 below, within ninety (90) days of Executive’s termination of employment, provided that prior to the expiration of the ninety (90) day period, Executive has delivered to the Company a general release of claims in a form acceptable to the Company and the release has become enforceable and irrevocable. If the ninety (90) day period begins in one tax year and ends in the following tax year, the payments will commence in the following tax year. In all cases, the first payment will include all amounts that would have been paid to Executive under Sections 7.2(b), (c) and (d) and Sections 7.3(b), (c), (d) and (e) between the date the termination of Executive’s employment became effective and the first payment date.

4. Section 8 (titled “Taxes”) of the Agreement is hereby deleted and replaced in its entirety with the following:

“Any amounts or benefits payable or provided to Executive under this Agreement shall be paid or provided to Executive subject to all applicable taxes required to be withheld by the Company pursuant to relevant federal, state and/or local law. Executive shall be solely responsible for all taxes imposed on Executive by reason of his receipt of any amounts of compensation or benefits payable hereunder. The Company makes no representation, warranty or promise regarding the tax treatment of any payment or benefit provided to Executive. Notwithstanding the foregoing, to the extent that the provision of any in-kind benefit or reimbursement by the Company of any of Executive’s living or travel expenses constitute taxable income (the “Taxable Benefits”) to the Executive under the laws of the United States, then the Company shall pay to the Executive an amount (the “Gross Up”) to compensate the Executive for the economic cost of the federal, state and local income and payroll taxes payable with respect to the Taxable Benefits. The calculation of the amount of the Gross Up shall insure that, after payment by the Executive of the federal, state and local income and payroll taxes with respect to the Taxable Benefits and the Gross Up, the Executive will be in substantially the same economic position after all taxes as if the Taxable Benefits were not includable in income. For purposes of determining the amount of the Gross Up, the Executive shall be deemed to pay federal, state and local income and payroll taxes at the highest marginal rate of taxation in the calendar year in which Executive received the Taxable Benefits. The Gross Up will be paid no later than December 31 of the year in which the Executive received the Taxable Benefits. Except as otherwise provided for in this Agreement, Executive must be employed as of the payment date in order to receive the Gross Up.”

5. The parties expressly acknowledge and agree that this Amendment constitutes a modification of the Employment Agreement by written agreement executed by the parties, as permitted by Section 12 of the Employment Agreement.

6. Except as specifically modified herein, the terms of the Employment Agreement shall remain in full force and effect. It is understood and agreed that this Amendment to the Employment Agreement shall become part of the Employment Agreement and shall be a binding agreement upon execution by the parties.

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IN WITNESS WHEREOF, OXiGENE and Executive have caused this Amendment to be executed as of the date first above written.

OXiGENE, INC.			DR. WILLIAM SCHWIETERMAN

By:	/s/ Frederick W. Driscoll		/s/ William D. Schwieterman
	Name:	Frederick W. Driscoll
	Title:	Chairman of the Board